EXHIBIT 99.1

FOR IMMEDIATE RELEASE

STURM, RUGER & COMPANY, INC. REPORTS FIRST QUARTER

FULLY DILUTED EARNINGS OF 81¢ PER SHARE

AND DECLARES DIVIDEND OF 32¢ PER SHARE

SOUTHPORT, CONNECTICUT, May 4, 2015--Sturm, Ruger & Company, Inc. (NYSE-RGR) announced today that for the first quarter of 2015 the Company reported net sales of $137.0 million and fully diluted earnings of 81¢ per share, compared with net sales of $169.9 million and fully diluted earnings of $1.22 per share in the first quarter of 2014.

The Company also announced today that its Board of Directors declared a dividend of 32¢ per share for the first quarter for stockholders of record as of May 15, 2015, payable on May 29, 2015. This dividend varies every quarter because the Company pays a percent of earnings rather than a fixed amount per share. This dividend is approximately 40% of net income.

Chief Executive Officer Michael O. Fifer made the following observations related to the Company’s 2015 first quarter performance:

•	Demand for the Company’s firearms in the first quarter of 2015 increased from the fourth quarter of 2014 due to the successful annual sales promotions in effect during the first quarter of 2015, coupled with a reduction in the aggressive price discounting by many of our competitors that was prevalent in the latter half of 2014.

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•	In the first quarter of 2015, net sales and the estimated sell-through of the Company’s products from the independent distributors to retailers increased 12% and 15%, respectively, from the fourth quarter of 2014. The National Instant Criminal Background Check System background checks (as adjusted by the National Shooting Sports Foundation) decreased 15% during the same period.

•	Inventory of the Company’s products at the independent distributors decreased by 64,700 units during the first quarter of 2015 and the Company’s finished goods inventory decreased by 53,100 units during the same period.

•	Earnings in the first quarter of 2015 increased 53% from the fourth quarter of 2014, excluding the expense related to the termination and settlement of the defined benefit pension plans in 2014.

•	New products, including the AR-556 modern sporting rifle and the LC9s pistol, represented $22.8 million or 17% of firearm sales in the first quarter of 2015. New product sales include only major new products that were introduced in the past two years.

•	Cash generated from operations during the first quarter of 2015 was $32.8 million. At March 28, 2015, our cash totaled $30.8 million. Our current ratio is 2.1 to 1 and we have no debt.

•	In the first quarter of 2015, capital expenditures totaled $4.3 million. We expect our 2015 capital expenditures to total approximately $30 million.

•	In the first quarter of 2015, the Company returned $6.0 million to its shareholders through:

▪	the payment of $3.2 million of dividends, and
▪	the repurchase of 82,100 shares of our common stock in the open market at an average price of $34.57 per share, for a total of $2.8 million.

•	At March 28, 2015, stockholders’ equity was $195.4 million, which equates to a book value of $10.46 per share.

Today, the Company filed its Quarterly Report on Form 10-Q. The financial statements included in this Quarterly Report on Form 10-Q are attached to this press release.

Tomorrow, May 5, 2015, Sturm, Ruger will host a webcast of its Annual Meeting of Stockholders at 9:00 a.m. ET. Interested parties can access the webcast at www.ruger.com/corporate or by dialing 855-871-7398, participant code 32494149.

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The Quarterly Report on Form 10-Q is available on the SEC website at www.sec.gov and the Ruger website at www.ruger.com/corporate. Investors are urged to read the complete Quarterly Report on Form 10-Q to ensure that they have adequate information to make informed investment judgments.

About Sturm, Ruger

Sturm, Ruger & Co., Inc. is one of the nation’s leading manufacturers of rugged, reliable firearms for the commercial sporting market. The only full-line manufacturer of American-made firearms, Ruger offers consumers over 400 variations of more than 30 product lines. For more than 60 years, Ruger has been a model of corporate and community responsibility. Our motto, “Arms Makers for Responsible Citizens,” echoes the importance of these principles as we work hard to deliver quality and innovative firearms.

The Company may, from time to time, make forward-looking statements and projections concerning future expectations. Such statements are based on current expectations and are subject to certain qualifying risks and uncertainties, such as market demand, sales levels of firearms, anticipated castings sales and earnings, the need for external financing for operations or capital expenditures, the results of pending litigation against the Company, the impact of future firearms control and environmental legislation, and accounting estimates, any one or more of which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date such forward-looking statements are made or to reflect the occurrence of subsequent unanticipated events.

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STURM, RUGER & COMPANY, INC.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

	March 28, 2015	December 31,2014

Assets

Current Assets
Cash	$30,800	$8,901
Trade receivables, net	63,031	49,735

Gross inventories	73,261	89,017
Less LIFO reserve	(41,041)	(40,578)
Less excess and obsolescence reserve	(2,928)	(3,750)
Net inventories	29,292	44,689

Deferred income taxes	7,975	7,246
Prepaid expenses and other current assets	2,518	7,603
Total Current Assets	133,616	118,174

Property, plant and equipment	292,321	288,236
Less allowances for depreciation	(186,181)	(177,575)
Net property, plant and equipment	106,140	110,661

Other assets	27,887	25,547
Total Assets	$267,643	$254,382

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STURM, RUGER & COMPANY, INC.

Condensed Consolidated Balance Sheets (Continued)

(Dollars in thousands, except share data)

	March 28, 2015	December 31,2014

Liabilities and Stockholders’ Equity

Current Liabilities
Trade accounts payable and accrued expenses	$33,071	$36,150
Product liability	370	641
Employee compensation and benefits	20,805	18,302
Workers’ compensation	5,522	5,133
Income taxes payable	3,237	156
Total Current Liabilities	63,005	60,382

Product liability	125	204
Deferred income taxes	9,066	8,334

Contingent liabilities	—	—

Stockholders’ Equity
Common Stock, non-voting, par value $1:
Authorized shares 50,000; none issued	—	—
Common Stock, par value $1:
Authorized shares – 40,000,000 2015 – 23,755,081 issued, 18,692,734 outstanding 2014 – 23,717,321 issued, 18,737,074 outstanding	23,755	23,717
Additional paid-in capital	25,962	25,472
Retained earnings	210,457	198,159
Less: Treasury stock – at cost 2015 – 5,062,347 shares 2014 – 4,980,247 shares	(64,727)	(61,886)
Total Stockholders’ Equity	195,447	185,462
Total Liabilities and Stockholders’ Equity	$267,643	$254,382

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STURM, RUGER & COMPANY, INC.

Condensed Consolidated Statements of Income and Comprehensive Income (Unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended
	March 28, 2015	March 29, 2014

Net firearms sales	$135,579	$169,162
Net castings sales	1,375	722
Total net sales	136,954	169,884

Cost of products sold	95,557	108,761

Gross profit	41,397	61,123

Operating expenses:
Selling	10,226	14,421
General and administrative	7,377	8,733
Total operating expenses	17,603	23,154

Operating income	23,794	37,969

Other income:
Interest expense, net	(40)	(36)
Other income, net	469	365
Total other income, net	429	329

Income before income taxes	24,223	38,298

Income taxes	8,720	13,979

Net income and comprehensive income	$15,503	$24,319

Basic earnings per share	$0.83	$1.26

Fully diluted earnings per share	$0.81	$1.22

Cash dividends per share	$0.17	$0.54

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STURM, RUGER & COMPANY, INC.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(Dollars in thousands)

	Three Months Ended
	March 28, 2015	March 29, 2014

Operating Activities
Net income	$15,503	$24,319
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	8,957	8,940
Slow moving inventory valuation adjustment	(748)	157
Stock-based compensation	1,151	1,214
Gain on sale of assets	(60)	—
Deferred income taxes	3	(1,680)
Impairment of assets	12	—
Changes in operating assets and liabilities:
Trade receivables	(13,296)	(2,516)
Inventories	16,145	(6,033)
Trade accounts payable and accrued expenses	(2,690)	(1,256)
Employee compensation and benefits	2,476	(14,046)
Product liability	(350)	15
Prepaid expenses, other assets and other liabilities	2,599	(6,618)
Income taxes payable	3,081	13,214
Cash provided by operating activities	32,783	15,710

Investing Activities
Property, plant and equipment additions	(4,302)	(9,579)
Proceeds from sale of assets	60	—
Cash used for investing activities	(4,242)	(9,579)

Financing Activities
Tax benefit from exercise of stock options and vesting of RSU’s	280	1,344
Remittance of taxes withheld from employees related to share-based compensation	(1,000)	(2,317)
Proceeds from exercise of stock options	97	23
Repurchase of common stock	(2,841)	—
Dividends paid	(3,178)	(10,475)
Cash used for financing activities	(6,642)	(11,425)

Increase (decrease) in cash and cash equivalents	21,899	(5,294)

Cash and cash equivalents at beginning of period	8,901	55,064

Cash and cash equivalents at end of period	$30,800	$49,770

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Non-GAAP Financial Measure

In an effort to provide investors with additional information regarding its financial results, the Company refers to various United States generally accepted accounting principles (“GAAP”) financial measures and EBITDA, a non-GAAP financial measure which management believes provides useful information to investors. This non-GAAP financial measure may not be comparable to similarly titled financial measures being disclosed by other companies. In addition, the Company believes that the non-GAAP financial measure should be considered in addition to, and not in lieu of, GAAP financial measures. The Company believes that this non-GAAP financial measure is useful to understanding its operating results and the ongoing performance of its underlying business, as EBITDA provides information on the Company’s ability to meet its capital expenditure and working capital requirements, and is also an indicator of profitability. The Company uses both GAAP and non-GAAP financial measures to evaluate the Company’s financial performance.

EBITDA is defined as earnings before interest, taxes, and depreciation and amortization. The Company calculates its EBITDA by adding the amount of interest expense, income tax expense, and depreciation and amortization expenses that have been deducted from net income back into net income, and subtracting the amount of interest income that was included in net income from net income.

Non-GAAP Reconciliation – EBITDA

EBITDA

(Unaudited, dollars in thousands)

	Three Months Ended
	March 28, 2015	March 29, 2014

Net income	$15,503	$24,319

Income tax expense	8,720	13,979
Depreciation and amortization expense	8,957	8,940
Interest expense, net	40	38
Interest income	—	(2)
EBITDA	$33,220	$47,274

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